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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-47990) of H Power Corp. of our report dated July 31, 2002 relating to the consolidated financial statements and financial statement schedule, which appears on page 30 of this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 23, 2002